EXHIBIT 5.1

January 19, 1996

SymmetriCom, Inc.
85 West Tasman Drive
San Jose, CA  95134-1703

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about January 19, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 500,000 shares of your Common Stock reserved for issuance under the 1990 Employee Stock Plan (the "Employee Plan") and (ii) 150,000 shares of your Common Stock reserved for issuance under the 1990 Director Option Plan (the "Director Plan"). The 500,000 shares of Common Stock reserved under the Employee Plan and the 150,000 shares reserved under the Director Plan are referred to collectively hereinafter as the "Shares," and the Employee Plan and the Director Plan are referred to hereinafter collectively as the "Plans." As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans.

	It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and non-assessable.

	We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

						Sincerely,

      /s/WILSON, SONSINI, GOODRICH & ROSATI
      _____________________________________
						WILSON, SONSINI, GOODRICH & ROSATI
						Professional Corporation




EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of SymmetriCom, Inc. on Form S-8 of our reports dated July 25, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of SymmetriCom, Inc. for the year ended June 30, 1995.


/s/DELOITTE & TOUCHE LLP
________________________
DELOITTE & TOUCHE LLP

San Jose, California
January 19, 1996